NEWS RELEASE
FOR IMMEDIATE RELEASE

BlackBerry Announces Normal Course Issuer Bid Share Buy Back Program
WATERLOO, ONTARIO – May 8, 2025 – BlackBerry Limited (NYSE: BB; TSX: BB) today announced that it has received acceptance from the Toronto Stock Exchange (the “TSX”) for a normal course issuer bid (“NCIB”) share buy back program. The program allows for the repurchase of up to 27,855,153 of its common shares, representing approximately 4.7% of the outstanding public float as of the close of business on May 5, 2025.

Under the NCIB, BlackBerry can purchase its common shares through the TSX, other Canadian stock exchanges, the New York Stock Exchange (the “NYSE”), and/or alternative trading systems in Canada and the United States. Subject to regulatory approval, purchases of its common shares may also be made by BlackBerry by way of private agreements or share repurchase programs under issuer bid exemption orders issued by securities regulatory authorities. Any BlackBerry common shares purchased through the NCIB will be cancelled.

As of the close of business on May 5, 2025, BlackBerry had 597,096,623 common shares outstanding and the public float was 596,180,623 common shares. The average daily trading volume on the TSX for the 6 months ending on April 30, 2025 was 2,884,777 common shares. Daily purchases through the TSX will be limited to 721,194 common shares, other than block purchases. In the past 12 months, BlackBerry has not repurchased any of its outstanding securities.

The NCIB will commence on May 12, 2025 and will terminate on the earliest of: (A) May 11, 2026, (B) such date as BlackBerry may determine, and (C) the date on which the maximum number of common shares that may be purchased under this NCIB has been reached by BlackBerry.

The purchase price of any common shares purchased by BlackBerry under the NCIB will be the market price at the time of acquisition. The purchase price of any common shares purchased by BlackBerry under issuer bid exemption orders issued by securities regulatory authorities will be determined through negotiations with arm’s length third parties and is expected to be at a discount to or around the market price.

BlackBerry delivered on its commitment to strengthen its balance sheet in fiscal 2025 and expects to generate further positive operating cash flow during fiscal 2026. BlackBerry believes that, from time to time, the market price of its common shares may not fully reflect the underlying value of its business and its future prospects. In such circumstances, the purchase by BlackBerry of its common shares may represent an appropriate use of available funds, since a portion of BlackBerry’s excess cash can be invested for an attractive, risk-adjusted return on capital through the NCIB. Common shares purchased under the NCIB will also help to offset the dilutive effect of common shares issued under BlackBerry’s equity incentive plan.

Having an NCIB in place at this time will provide BlackBerry with the flexibility to purchase its common shares for cancellation where this aligns with its investment and capital allocation strategies. BlackBerry does not expect that any decision to allocate cash to purchase its common shares will affect its long-term strategy. The actual number of common shares that will be purchased under the NCIB, and the timing of any such purchases, will be determined by BlackBerry, subject to the limits imposed by the TSX, the NYSE and applicable securities laws in Canada and the United States. There cannot be any assurances as to how many common shares, if any, will ultimately be purchased by BlackBerry under the NCIB.

About BlackBerry
BlackBerry (NYSE:BB)(TSX:BB) provides enterprises and governments the intelligent software and services that power the world around us. Based in Waterloo, Ontario, the company's high-performance foundational software enables major automakers and industrial giants alike to unlock transformative applications, drive new revenue streams and launch innovative business models, all without sacrificing safety, security, and reliability. With a deep heritage in Secure Communications, BlackBerry delivers operational resiliency with a comprehensive, highly secure, and extensively certified portfolio for mobile fortification, mission-critical communications, and critical events management.

Forward-looking statements in this news release are made pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. When used herein, words such as “expect”, “anticipate”, “estimate”, “may”, “will”, “should”, “intend”, “believe”, and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on estimates and assumptions made by BlackBerry Limited in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors that BlackBerry believes are appropriate in the circumstances, including but not limited to BlackBerry’s beliefs regarding the value of its shares and the investment community’s perception thereof, and regulatory requirements. Many factors could cause BlackBerry’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including those described in the “Risk Factors” section of BlackBerry’s Annual Information Form, which is included in its Annual Report on Form 10-K (copies of which filings may be obtained at www.sedarplus.ca or www.sec.gov). These factors should be considered carefully, and readers should not place undue reliance on BlackBerry’s forward-looking statements. BlackBerry has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information, visit BlackBerry.com and follow @BlackBerry.

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